RAMCO-GERSHENSON PROPERTIES TRUST REPORTS
FINANCIAL AND OPERATING RESULTS FOR THE THIRD QUARTER 2014

FARMINGTON HILLS, Michigan – October 21, 2014 - Ramco-Gershenson Properties Trust (NYSE:RPT) today announced its financial and operating results for the three and nine months ended September 30, 2014.

THIRD QUARTER 2014 HIGHLIGHTS:

•	Reported Operating Funds from Operations (“Operating FFO”) of $0.32 per diluted share, compared to $0.30 for the comparable period in 2013.

•	Increased same-center net operating income (“NOI”) by 3.3%.

•	Acquired four centers in the metropolitan markets of Cincinnati, Minneapolis-St. Paul, and Fort Collins comprising 1.5 million square feet for $322.2 million.

•	Ended the quarter with core portfolio leased occupancy of 95.4%.

"Our $322 million investment in four market dominant, multi-anchored shopping centers during the quarter further enhances the quality of our shopping center portfolio and each extends our value-add redevelopment pipeline, providing the catalyst for both FFO and NAV growth in the future," said Dennis Gershenson, President and Chief Executive Officer. "Going forward, we will continue to allocate capital in those investment opportunities that deliver the greatest value for our shareholders."

FINANCIAL RESULTS:
For the three months ended September 30, 2014:

•	Operating FFO of $27.2 million, or $0.32 per diluted share, compared to $20.9 million or $0.30 per diluted share for the same period in 2013.

•	Funds from Operations (“FFO”) of $26.0 million, or $0.31 per diluted share, compared to $20.8 million, or $0.29 per diluted share for the same period in 2013.

•	Net income available to common shareholders of $4.3 million, or $0.06 per diluted share, compared to $3.7 million, or $0.06 per diluted share for the same period in 2013.

For the nine months ended September 30, 2014:

•	Operating FFO of $74.4 million, or $0.93 per diluted share, compared to $60.0 million, or $0.89 per diluted share for the same period in 2013.

•	FFO of $71.9 million, or $0.90 per diluted share, compared to $59.2 million, or $0.88 per diluted share for the same period in 2013.

•	Net income available to common shareholders of $4.4 million, or $0.06 per diluted share, compared to $10.7 million, or $0.18 per diluted share for the same period in 2013.

THIRD QUARTER OPERATING RESULTS:

•	Same-center NOI growth of 3.3%.

•	Core portfolio leased occupancy of 95.4% and physical occupancy of 94.3%.

•	Total portfolio leased occupancy of 94.8% and physical occupancy of 93.9%.

•
Signed 83 leases encompassing approximately 0.4 million square feet at comparable rental growth of 6.9%, including 54 renewals totaling approximately 0.2 million square feet at comparable rental growth of 6.9%.

BALANCE SHEET METRICS:

•	Net debt to total market capitalization of 39.1%.

•	Net debt to EBITDA of 6.1x, interest coverage of 4.1x, and fixed charge coverage of 3.1x.

•	Weighted average term of debt to maturity of 6.1 years.

INVESTMENT ACTIVITY:
Acquisitions and Dispositions
During the quarter, the Company acquired four shoppings totaling $322.2 million. All four of the shopping centers are located in upper-income trade areas, have multiple national anchors, and contain value-add redevelopment opportunities.

•
Front Range Village, in Fort Collins, Colorado, encompasses approximately 810,000 square feet (459,000 square feet owned by the Company) and is anchored by Target (shadow), Lowe's (shadow), Sprouts Market, Sports Authority, Cost Plus, DSW, ULTA Beauty, Toys/Babies 'R Us, Staples, and Charming Charlie.

•
Buttermilk Towne Center, in Crescent Springs, Kentucky (Cincinnati MSA), encompasses 278,000 square feet and is anchored by Home Depot (ground lease), Field & Stream (Dick's Sporting Goods), LA Fitness, and Remke Markets (upscale regional grocer).

•
Woodbury Lakes, in Woodbury, Minnesota (Minneapolis MSA), encompasses approximately 366,000 square feet (305,000 square feet owned by the Company) and is anchored by Trader Joe’s (shadow anchor), buybuy Baby, DSW, H&M, The Gap, Charming Charlie, and Michaels.

•
Bridgewater Falls, in Hamilton, Ohio (Cincinnati, MSA), encompasses approximately 630,000 square feet (504,000 square feet owned by the Company) and is anchored by Target (shadow anchor), JC Penney (land lease), Dick’s Sporting Goods, TJ Maxx, Old Navy, Michaels, PetSmart, and Bed, Bath & Beyond.

In conjunction with the acquisition of Bridgewater Falls, the Company assumed a $58.6 million mortgage with an interest rate of 5.7% and a maturity of February 2022.

Subsequent to quarter-end, the Company sold two shopping centers for $18.8 million: Northwest Crossing, a 124,000 square foot shopping center anchored by Ross Dress for Less, HH Gregg, and Dollar Tree, in Knoxville, Tennessee; and Fraser Shopping Center, a 66,000 square foot shopping center anchored by Oakridge Market and Family Dollar in Fraser, Michigan. Net proceeds were used to pay down borrowings under the Company's line of credit.

Development and Redevelopment
During the quarter, the Company completed the development of Lakeland Park Center in Lakeland, Florida. The 210,000 square foot shopping center is anchored by Dick’s Sporting Goods, PetSmart, Ross Dress for Less, and Floor and Décor. The shopping center is currently 100% leased and 98% occupied.

At September 30, 2014, the Company had five redevelopment projects and one development project underway with an estimated total cost of $49.2 million.

FINANCING ACTIVITY:

During the quarter, the Company priced a $100 million private placement of senior unsecured notes. The financing consists of $50 million of notes with a ten-year term priced at a fixed interest rate of 4.16% and $50 million of notes with a twelve-year term priced at a fixed interest rate of 4.30%. The sale of these notes is expected to close in early November.

Also during the quarter, the Company completed a public offering of 6.9 million shares of beneficial interest. The Company received approximately $113.4 million in gross proceeds, before deducting underwriting discounts, commissions, and offering expenses. Additionally, in July, the Company sold 0.7 million of newly issued common shares through its at-the-market equity program generating gross proceeds of approximately $12.0 million.

Subsequent to quarter-end, the Company amended its unsecured revolving credit facility. The amended facility provides commitments totaling $350 million from nine banks and has a final maturity date in October 2019. Borrowings under the facility bear interest at varying rates depending on the Company’s leverage ratio (the current borrowing rate under the new facility being LIBOR plus 135 basis points).

DIVIDEND:

During the third quarter, the Company declared a regular cash dividend of $0.20 per common share for the period of July 1, 2014 through September 30, 2014 and a Series D convertible perpetual preferred share dividend of $0.90625 per share for the same period. The dividends were paid on October 1, 2014 to shareholders of record as of September 19, 2014. The Operating FFO payout ratio was 64.5%.

2014 GUIDANCE:

The Company has revised its 2014 guidance for Operating FFO to $1.24 to $1.26 per diluted share.

CONFERENCE CALL/WEBCAST:

Ramco-Gershenson Properties Trust will host a live broadcast of its third quarter conference call on Wednesday, October 22, 2014, at 9:00 a.m. eastern time, to discuss its financial and operating results. The live broadcast will be available online at www.rgpt.com and www.investorcalendar.com and also by telephone at (877) 407-9205, no pass code needed. A replay will be available shortly after the call on the aforementioned websites (for ninety days) or by telephone at (877) 660-6853, (Conference ID: 13591278), for one week.

SUPPLEMENTAL MATERIALS:
The Company’s quarterly financial and operating supplement is available on its corporate web site at www.rgpt.com. If you wish to receive a copy via email, please send requests to dhendershot@rgpt.com.

ABOUT RAMCO-GERSHENSON PROPERTIES TRUST:
Ramco-Gershenson Properties Trust (NYSE:RPT) is a fully integrated, self-administered, publicly-traded real estate investment trust (REIT) based in Farmington Hills, Michigan.  The Company's business is the ownership and management of multi-anchor shopping centers in strategic metropolitan markets throughout the Eastern, Midwestern and Central United States.  At September 30, 2014, the Company owned and managed a portfolio of 83 shopping centers and one office building with approximately 17.2 million square feet of gross leasable area owned by the Company or its joint ventures. The properties are located in Michigan, Florida, Ohio, Georgia, Missouri, Colorado, Wisconsin, Illinois, Indiana, New Jersey, Virginia, Maryland, Tennessee, Minnesota, and Kentucky.  At September 30, 2014, the Company's core operating portfolio was 95.4% leased. Additional information regarding the Company is available via the corporate website at www.rgpt.com.

This press release may contain forward-looking statements that represent the Company’s expectations and projections for the future. Management of Ramco-Gershenson believes the expectations reflected in any forward-looking statements made in this press release are based on reasonable assumptions. Certain factors could occur that might cause actual results to vary, including deterioration in national economic conditions, weakening of real estate markets, decreases in the availability of credit, increases in interest rates, adverse changes in the retail industry, our continuing ability to qualify as a REIT and other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

Company Contact:
Dawn L. Hendershot, Vice President of Investor Relations
and Corporate Communications
31500 Northwestern Highway, Suite 300
Farmington Hills, MI 48334
dhendershot@rgpt.com
(248) 592-6202

RAMCO-GERSHENSON PROPERTIES TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	September 30, 2014	December 31, 2013
	(unaudited)
ASSETS
Income producing properties, at cost:
Land	$344,236	$284,686
Buildings and improvements	1,590,448	1,340,531
Less accumulated depreciation and amortization	(276,197)	(253,292)
Income producing properties, net	1,658,487	1,371,925
Construction in progress and land available for development or sale	87,254	101,974
Real estate held for sale	10,786	—
Net real estate	1,756,527	1,473,899
Equity investments in unconsolidated joint ventures	28,564	30,931
Cash and cash equivalents	11,826	5,795
Restricted cash	4,919	3,454
Accounts receivable (net of allowance for doubtful accounts of $2,441 and $2,351 as of September 30, 2014 and December 31, 2013, respectively)	11,601	9,648
Other assets, net	174,483	128,521
TOTAL ASSETS	$1,987,920	$1,652,248

LIABILITIES AND SHAREHOLDERS' EQUITY
Notes payable:
Senior unsecured notes payable	$420,000	$365,000
Mortgages payable	365,049	333,049
Unsecured revolving credit facility	120,000	27,000
Junior subordinated notes	28,125	28,125
Total notes payable	933,174	753,174
Capital lease obligation	1,887	5,686
Accounts payable and accrued expenses	41,471	32,026
Other liabilities	63,811	48,593
Distributions payable	17,868	14,809
TOTAL LIABILITIES	1,058,211	854,288

Commitments and Contingencies

Ramco-Gershenson Properties Trust ("RPT") Shareholders' Equity:
Preferred shares, $0.01 par, 2,000 shares authorized: 7.25% Series D Cumulative Convertible Perpetual Preferred Shares, (stated at liquidation preference $50 per share), 2,000 shares issued and outstanding as of September 30, 2014 and December 31, 2013	$100,000	$100,000
Common shares of beneficial interest, $0.01 par, 120,000 shares authorized, 77,563 and 66,669 shares issued and outstanding as of September 30, 2014 and December 31, 2013, respectively	776	667
Additional paid-in capital	1,129,907	959,183
Accumulated distributions in excess of net income	(327,006)	(289,837)
Accumulated other comprehensive (loss) income	(727)	84
TOTAL SHAREHOLDERS' EQUITY ATTRIBUTABLE TO RPT	902,950	770,097
Noncontrolling interest	26,759	27,863
TOTAL SHAREHOLDERS' EQUITY	929,709	797,960
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,987,920	$1,652,248

RAMCO-GERSHENSON PROPERTIES TRUST
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
REVENUE
Minimum rent	$40,735	$33,043	$114,056	$89,277
Percentage rent	54	85	207	200
Recovery income from tenants	12,725	10,158	36,829	28,158
Other property income	1,047	1,560	2,586	2,574
Management and other fee income	582	565	1,528	1,842
TOTAL REVENUE	55,143	45,411	155,206	122,051

EXPENSES
Real estate taxes	7,217	6,351	21,931	16,685
Recoverable operating expense	6,440	4,825	18,338	13,663
Other non-recoverable operating expense	942	668	2,626	2,135
Depreciation and amortization	19,178	15,094	60,577	40,422
Acquisition costs	1,189	103	1,722	784
General and administrative expense	5,395	5,260	16,095	15,713
TOTAL EXPENSES	40,361	32,301	121,289	89,402

OPERATING INCOME	14,782	13,110	33,917	32,649

OTHER INCOME AND EXPENSES
Other expense, net	(243)	(400)	(615)	(716)
Gain (loss) on sale of real estate	258	(13)	2,930	3,901
Earnings (loss) from unconsolidated joint ventures	455	387	(336)	(5,027)
Interest expense	(8,645)	(7,915)	(23,876)	(21,284)
Amortization of deferred financing fees	(342)	(382)	(1,115)	(1,069)
Deferred gain recognized on real estate	—	—	117	5,282
Loss on extinguishment of debt	—	—	(860)	—
INCOME FROM CONTINUING OPERATIONS BEFORE TAX	6,265	4,787	10,162	13,736
Income tax (provision) benefit	(2)	29	(18)	(1)
INCOME FROM CONTINUING OPERATIONS	6,263	4,816	10,144	13,735

DISCONTINUED OPERATIONS
Gain on sale of real estate	—	657	—	2,194
Income from discontinued operations	—	242	—	842
INCOME FROM DISCONTINUED OPERATIONS	—	899	—	3,036

NET INCOME	6,263	5,715	10,144	16,771
Net income attributable to noncontrolling partner interest	(180)	(201)	(303)	(634)
NET INCOME ATTRIBUTABLE TO RPT	6,083	5,514	9,841	16,137
Preferred share dividends	(1,813)	(1,813)	(5,438)	(5,438)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$4,270	$3,701	$4,403	$10,699

EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$0.06	$0.05	$0.06	$0.13
Discontinued operations	—	0.01	—	0.05
	$0.06	$0.06	$0.06	$0.18
EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$0.06	$0.05	$0.06	$0.13
Discontinued operations	—	0.01	—	0.05
	$0.06	$0.06	$0.06	$0.18
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	74,840	61,102	70,283	57,626
Diluted	75,080	61,572	70,520	58,097

RAMCO-GERSHENSON PROPERTIES TRUST
FUNDS FROM OPERATIONS
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(In thousands, except per share data)
Net income available to common shareholders	$4,270	$3,701	$4,403	$10,699
Adjustments:
Rental property depreciation and amortization expense	19,106	15,088	60,252	40,514
Pro-rata share of real estate depreciation from unconsolidated joint ventures	679	690	4,123	2,967
Gain on sale of depreciable real estate	—	(657)	(2,466)	(2,194)
Loss on sale of joint venture depreciable real estate (1)	—	—	—	6,454
Deferred gain recognized on real estate	—	—	(117)	(5,282)
Noncontrolling interest in Operating Partnership (2)	180	201	303	634
Subtotal	24,235	19,023	66,498	53,792
Add preferred share dividends (assumes if converted)	1,813	1,813	5,438	5,438
FFO	$26,048	$20,836	$71,936	$59,230

Loss on extinguishment of debt	—	—	860	—
Gain on extinguishment of joint venture debt (1)	—	—	(106)	—
Acquisition costs	1,189	103	1,722	784
Operating FFO	$27,237	$20,939	$74,412	$60,014

Weighted average common shares	74,840	61,102	70,283	57,626
Shares issuable upon conversion of Operating Partnership Units (2)	2,250	2,253	2,252	2,259
Dilutive effect of securities	240	470	237	471
Shares issuable upon conversion of preferred shares	7,005	6,958	7,005	6,958
Weighted average equivalent shares outstanding, diluted	84,335	70,783	79,777	67,314

FFO, per diluted share (3)	$0.31	$0.29	$0.90	$0.88
Operating FFO, per diluted share (3)	$0.32	$0.30	$0.93	$0.89

Dividend per common share	$0.20000	$0.18750	$0.57500	$0.52400
Payout ratio - FFO	64.5%	64.7%	63.9%	59.5%

(1)	Amount included in earnings (loss) from unconsolidated joint ventures.

(2)	The total non-controlling interest reflects OP units convertible 1:1 into common shares.

We consider funds from operations, also known as “FFO,” to be an appropriate supplemental measure of the financial performance of an equity REIT. Under the NAREIT definition, FFO represents net income available to common shareholders, excluding extraordinary items, as defined under accounting principles generally accepted in the United States of America (“GAAP”), gains (losses) on sales of depreciable property and impairment provisions on depreciable property and equity investments in depreciable property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and adjustments for unconsolidated partnerships and joint ventures. Also, we consider "Operating FFO" a meaningful, additional measure of financial performance because it excludes acquisitions costs and periodic items such as impairment provisions on land available for sale, bargain purchase gains, and gains or losses on extinguishment of debt that are not adjusted under the current NAREIT definition of FFO. We provide a reconciliation of FFO to Operating FFO. FFO and Operating FFO should not be considered alternatives to GAAP net income available to common shareholders or as alternatives to cash flow as measures of liquidity. While we consider FFO and Operating FFO useful measures for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs, our computations of FFO and Operating FFO may differ from the computations utilized by other real estate companies, and therefore, may not be comparable to these other real estate companies.